EXHIBIT 2

JOINT FILING AGREEMENT

The undersigned hereby agree to the joint filing of Amendment No. 12 to the Schedule 13D to which this Agreement is attached.

Dated:  February 22, 2011

DISCOVERY GROUP I, LLC
for itself and as general partner of
DISCOVERY EQUITY PARTNERS, L.P.

By	Michael R. Murphy*
Michael R. Murphy
Managing Member

Daniel J. Donoghue*
Daniel J. Donoghue

Michael R. Murphy*
Michael R. Murphy

*By:	/s/ Mark Buckley
Mark Buckley
Attorney-in-Fact for Daniel J. Donoghue
Attorney-in-Fact for Michael R. Murphy